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                                                                     EXHIBIT 5.1

                               Phillips Nizer LLP
                                666 Fifth Avenue
                          New York, New York 10103-0084

                                November 4, 2002


Star Gas Partners, L.P.
2187 Atlantic Street
Stamford, CT 06912-0011

                  Re:    Registration Statement of Form S-3

Ladies and Gentlemen:

                  We refer to the above-captioned registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Star Gas Partners, L.P., a Delaware limited partnership (the "Partnership"), with the Securities and Exchange Commission, relating to common units of limited partnership interests in the Partnership and partnership securities consisting of any class or series of units of limited partnership interests in the Partnership, any option, right, warrant or appreciation rights relating to these securities or any other type of equity interest or rights to acquire any equity interest that the Partnership may issue according to its partnership agreement (collectively, the "Equity Securities") and senior debt securities and subordinated debt securities (collectively, the "Debt Securities") to be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $200,000,000. The common units and other partnership securities consisting of units of partnership interest (the "Units") include unit purchase rights (the "Rights") per unit of partnership interest.

                  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

                  We have examined (i) the form of the Senior Indenture filed as
Exhibit 4.4 to the Registration Statement to be executed by the Partnership and the trustee thereunder (the "Senior Indenture"), pursuant to which the senior Debt Securities may be issued, (ii) the form of the Subordinated Indenture filed as Exhibit 4.5 to the Registration Statement to be executed by the Partnership and the trustee thereunder (the "Subordinated Indenture"), pursuant to which the subordinated Debt Securities may be issued and (iii) the form of Unit Purchase Rights Agreement (the "Rights Agreement") between the Partnership and America Stock Transfer & Trust Company, as rights agent, filed as Exhibit 10.1 to the Registration Statement. In addition, we have made such examination of law and have examined originals or copies, certified or otherwise authenticated to our satisfaction, of all such records, agreements and other instruments, certificates and orders of public officials, certificates of the general partner of the Partnership and

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Star Gas Partners, L.P.
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November 4, 2002

representatives of the Partnership, and other documents that we have deemed necessary to render the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original thereof of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

                  Based on the foregoing, we are of the opinion that:

                  1. The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

                  2. With respect to Equity Securities, when (a) the Partnership has taken all necessary action to approve the issuance of such Equity Securities, the terms of the offering thereof and related matters and (b) such Equity Securities have been issued and delivered in accordance with the terms of the Partnership Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Equity Securities will be validly issued, fully paid and nonassessable.

                  3. When (i) the Rights Agreement has been duly authorized and validly executed and delivered by the parties thereto; (ii) the General Partner has taken all necessary action to approve the issuance of the Rights; and (iii) the Rights associated with the Units have been issued in accordance with the terms of the Rights Agreement, the Rights associated with such Units will be validly issued and will constitute legal, valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforceability thereof is subject to the effect of (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally, (y) fiduciary considerations under the laws of the State of Delaware and (z) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4. With respect to Debt Securities to be issued under a Senior Indenture, when (a) the Senior Indenture has been duly authorized and validly executed and delivered by the Partnership and the Trustee, (b) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in Accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership, except as the enforceability thereof is subject to the effect of (i)

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Star Gas Partners, L.P.
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November 4, 2002

bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5. With respect to Debt Securities to be issued under a Subordinated Indenture, when (a) the Subordinated Indenture has been duly authorized and validly executed and delivered by the Partnership and the Trustee, (b) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  We are attorneys admitted to practice in the State of New York. Our opinion relates only to the laws of the State of New York, applicable federal law of the United States of America and the corporate and limited partnership laws of Delaware. We express no opinion on the law of any other jurisdiction.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" in the related Prospectus. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.

                                           Very truly yours,

                                           PHILLIPS NIZER LLP


                                           By:   /s/ Brian Brodrick
                                              ---------------------------------
                                                 Brian Brodrick, Partner